Exhibit 10.46

UK TITLE QUOTA SHARE REINSURANCE AGREEMENT

BETWEEN

ACE EUROPEAN MARKETS INSURANCE LIMITED
(REINSURED)

AND

ACE CAPITAL RE OVERSEAS LTD.
(REINSURER)

UK TITLE QUOTA SHARE REINSURANCE AGREEMENT

This UK Title Quota Share Reinsurance Agreement (“Agreement”), dated as of June 1, 2003, is made and entered into by and between ACE European Markets Insurance Limited (the “Reinsured”) and ACE Capital Re Overseas Ltd, (the “Reinsurer”)

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Reinsured and the Reinsurer agree as follows:

TERM:	Means the period from and including June 1, 2003 to and including the last day of the Underwriting Period (as defined in the Agency Agreement),

Upon the end of the Term, this Agreement shall remain in effect with respect to Issued Contracts (as defined in the Agency Agreement) which are issued by the Reinsured on or prior to the last day of the Term until the earlier of their natural expiration, termination, or renewal and the Reinsured shall continue to account to the Reinsurer for any Reinsurance Premium, recoveries and other amounts payable in respect of such Issued Contracts.

AGENCY AGREEMENT:	Means that certain Underwriting Management Agreement, dated May 15, 2003 and effective June 1, 2003, by and between the Reinsured and Legal & Contingency Limited (the “Agent”).

REINSURING AGREEMENT:

The Reinsured shall cede to the Reinsurer, and the Reinsurer shall accept as reinsurance from the Reinsured, one-hundred percent (100%) (the “Quota Share Percentage”) of the liability of the Reinsured under any and all Issued Contracts issued or entered into by the Reinsured during the Term.

EXCLUSIONS:	This Agreement does not cover any business other than Issued Contracts.

REINSURANCE PREMIUM:

The Reinsured shall pay the Reinsurer an amount equal to (a) 92.50% (“Premium Percentage”) of the Gross Written Premium on each Issued Contract (the “Reinsurance Premium”) less (b) the amount payable by the Reinsured to the Agent (as hereinafter defined) pursuant to Section 5.2 of the Agency Agreement. As used herein “Gross Written Premium” means gross premium written less cancellations and return premiums.

For purposes of clarification and not limitation, the Premium Percentage is net of all commissions and is calculated as provided in Schedule 1 attached hereto.

PROFIT COMMISSION:	The Reinsurer shall pay the Reinsured, on the day that is one business day prior to the day the Profit Commission (as defined in the Agency

Agreement) is payable by the Reinsured to the Agent pursuant to Section 5.1 of the Agency Agreement, an amount equal to such Profit Commission.

FULL REINSURANCE CLAUSE:

The Reinsurer shall at all times follow the loss settlements made by the Reinsured (provided they are within the terms of the applicable Issued Contract and this Agreement) and pay the Reinsured the Quota Share Percentage of the loss adjustment expenses (other than management and office expenses of the Reinsured and salaries of its employees) paid by the Reinsured in connection with the investigation, settlement or contesting the validity of claims or losses, including, without limitation, the fees and expenses of attorneys and experts.

SIMULTANEOUS PAYMENT CLAUSE:

In the event any claim covered by this Agreement exceeds twenty five thousand pounds sterling (£25,000), the Reinsurer agrees that, if requested, it shall pay its share of such loss by wire transfer of same day Federal Funds by 12:00 pm New York Time on the date which is one business day prior to the date such loss payment is expected to be paid by the Reinsured.

TERRITORY:	This Agreement shall provide coverage on properties located in Great Britain, Northern Ireland, Isle of Mann and Channel Islands.

CLAIMS CO-OPERATION:	The Reinsured shall give immediate notice to the Reinsurer upon its becoming aware of any claim under an Issued Contract or any circumstance which could give rise to such a claim.

The Reinsured shall furnish the Reinsurer with all information known to the Reinsured respecting claims or possible claims notified and shall thereafter keep the Reinsurer fully informed as regards all developments relating thereto as soon as they occur. So long as the Reinsurer is not in default of its obligations under this Agreement, the Reinsurer shall have the right to direct the Reinsured (and the Reinsured shall act in accordance with the direction of the Reinsurer) in connection with the investigation, adjustment, settlement and litigation of any claim or potential claim arising under an Issued Contract and the Reinsured shall not adjust, settle or litigate any claim without the prior written consent of the Reinsurer or its representative.

SUBROGATION AND RECOVERY:

In the event the Reinsured has any rights of subrogation, salvage, recovery or claims reimbursement or rights against any person or entity who or which may be legally responsible in damages for any loss that is the subject of a valid claim under an Issued Contract (individually and collectively, “Recoveries”), the Reinsured shall use its best efforts to pursue such Recoveries, provided that, so long as the Reinsurer is not in default of its obligations under this Agreement, the Reinsurer shall have the sole right to direct the Reinsured (and the Reinsured shall act in accordance with the direction of the Reinsurer) in connection with any right of Recovery.

The Reinsured shall account to, and credit, the Reinsurer with the Quota Share Percentage of any Recoveries (after deduction of the costs of obtaining such Recoveries) received or recovered by the Reinsured. This provision shall survive the Term and remain in effect until all Recoveries relating to any claim paid by the Reinsurer hereunder shall have been obtained.

EXTRA CONTRACTUAL OBLIGATIONS:

In the event the Reinsured pays or is held liable to pay any punitive, exemplary, compensatory or consequential damages (herein referred to as “Extra Contractual Obligations”) because of alleged or actual bad faith or negligence on its part in handling a claim under an Issued Contract covered hereunder, such Extra Contractual Obligations shall be added to the Reinsured’s loss, if any, under the Issued Contract involved, and the sum thereof shall be (i) subject to the protection of this Agreement and (ii) the obligation of the Reinsurer notwithstanding any other limitation of this reinsurance coverage.

An Extra Contractual Obligation shall be deemed to have occurred on the same date as the claim covered or alleged to be covered under this Agreement.

Recoveries from any form of coverage that protects the Reinsured against claims that are the subject matter of this provision shall inure to the benefit of the Reinsurer.

LOSS IN EXCESS OF POLICY LIMITS:

This Agreement shall protect the Reinsured in respect of any loss that the Reinsured may be legally liable to pay in excess of the limit of its Issued Contracts, including, without limitation, any loss in excess of that limit having been incurred because of its failure to settle within the insurance limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in trial of any action against the original insured or in the preparation or prosecution of an appeal consequent upon such action.

For the purposes of this provision, the word “loss” shall mean any amount that the Reinsured would have been contractually obligated to pay had it not been for the limit of an Issued Contract.

Recoveries from any form of coverage that protects the Reinsured against claims that are the subject matter of this provision shall inure to the benefit of the Reinsurer.

ERRORS AND OMISSIONS:

Any inadvertent delay, omission, or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such omission or error is rectified upon discovery.

REPORTS AND REMITTANCES:	The Reinsured shall provide the Reinsurer with a monthly policy and premium bordereaux within fifteen (15) days following the end of each calendar month showing:

(i) The dollar amount of the Reinsurance Premium due for such month,

(ii) The dollar amount payable by the Reinsured to the Agent pursuant to Section 5.2 of the Agency Agreement,

(iii) the dollar amount of the Quota Share Percentage of losses paid by the Reinsured in respect of Issued Contracts during such month,

(iv) the amount of any salvages, subrogation and other recoveries received by the Reinsured during such month with respect to losses covered under the Issued Contracts, and

(v) such policy detail as agreed by the parties.

If the Net Due with respect to any calendar month is a positive number, the Reinsured shall pay such Net Due to the Reinsurer within forty-five (45) days following the end of such calendar month. If the Net Due with respect to any calendar month is a negative number, the Reinsurer shall pay the absolute value of such Net Due to the Reinsured within forty-five (45) days following the end of such calendar month. As used herein, the term “Net Due” means the difference between (a) the sum of clauses (i) and (iv) of this section and (b) the sum of clauses (ii) and (iii) of this section.

In addition to the items set forth in clauses (i) through (v) above, the Reinsured shall provide the Reinsurer with (a) within five (5) business days of receipt thereof, a copy of the bordereaux received from the Agent pursuant to Clause 4.2 of Appendix B of the Agency Agreement and (b) within 45 days of each Fiscal Year (as defined in the Agency Agreement) of the Underwriting Period, a detailed computation of the Profit Commission payable pursuant to Section 5.1 of the Agency Agreement.

AMENDMENTS AND ASSIGNMENT:

This Agreement may not be assigned without the prior written consent of the Reinsurer and the Reinsured. This Agreement may be amended only by a written instrument executed by the Reinsurer and the Reinsured. Such duly executed amendments will be considered an integral part of this Agreement.

BOOKS AND RECORDS:

For as long as either party remains under any liability hereunder, the Reinsured shall, upon request by the Reinsurer, make available for inspection at any reasonable time by such representatives as may be authorised by the Reinsurer for that purpose, all information relating to business reinsured hereunder in the Reinsured’s possession or under its control or to which it has access under any agreement and the Reinsurer shall he permitted to make copies of such information (at its own expense).

SET OFF:

Either party may at its discretion set off against any amounts due from the other party under this Agreement or any other agreements between the parties any amounts that are due and owing to the other party.

EXERCISE OF RIGHTS UNDER AGENCY AGREEMENT:

The Reinsured hereby expressly agrees that (a) prior to exercising any right as the “Insurer” under the Agency Agreement it shall (i) notify the Reinsurer in writing of its intention with respect to such right to be exercised and (ii) exercise any such right only with the prior written consent of the Reinsurer and (b) it will exercise any right or refrain from exercising any right as the “Insurer” under the Agency Agreement as directed by the Reinsurer.

AMENDMENT OF AGENCY AGREEMENT:	The Agency Agreement may not be amended, assigned or otherwise modified without the prior written consent of the Reinsurer.

ARBITRATION:

Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled under the Rules of Arbitration of the LCIA (“LCIA Rules”) by one or three arbitrators appointed in accordance with the LCIA Rules. The seat of the arbitration shall be London. The language of the arbitration shall be English. Judgment on any award may be entered in any court of competent jurisdiction.

GOVERNING LAW:

This Agreement shall be governed by, and construed in accordance with, English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts for all purposes relating to this Agreement. This clause is not intended to override the agreement of the parties to arbitrate as set forth in the “Arbitration” section hereof.

THIRD PARTY RIGHTS:	Nothing herein shall be deemed to create any obligation or to establish any right against in favor of any third parties or persons not parties to this Agreement.

COUNTERPARTS:

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

HEADINGS:

The headings of the several sections and subsections of this Agreement are inserted for convenience only, and shall not in any way affect the meaning or construction of any provision of this Agreement.

SEVERABILITY:

To the extent that this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be amended, at the mutual agreement of both the Reinsured and the Reinsurer, to the extent possible, to comply with such law and regulation. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly preserving to the fullest permissible extent the intent and agreements of the parties set forth herein.

CURRENCY:	All payments by either party to the other under this Agreement are in Pounds Sterling.

BROKERAGE: NOTICES:	There shall be no broker or intermediary for this Agreement.

Any notice required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by prepaid air courier or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed delivered when received as follows:

If to the Reinsurer:

ACE Capital Re Overseas Ltd.
Victoria Hall
11 Victoria Street
Hamiltoin HM HX, Bermuda

	Attention:	Corporate Secretary
	Telephone:	441-297-9730
	Facsimile:	441-297-9704

with a simultaneous copy to:

ACE Capital Re Inc.
1325 Avenue of the Americas
New York, NY 10019

	Attention:	General Counsel
	Telephone:	212-974-0100
	Facsimile:	212-581-3268

If to the Reinsured:

ACE European Markets Insurance Limited (London Branch)
100 Leadenhall Street
London EC3A 3BP
United Kingdom

Attention: Carmel Caramagna

Facsimile:
Telephone: 011 44 207 173 7000

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

ACCOUNTS:	All payments shall be made to the accounts of the applicable party as follows:

To the Reinsured:

	Account Name:	ACE European Markets Insurance Limited
	Bank Name:	Bank of Ireland - Treasury
Colvill House
Talbot Street
Dublin 1 Ireland
	Bank Swift Address:	BIGTIE2D
	Account Number:	1819299
	IBAN Number:	IE03 BIGT 9024 8501 3489 22

To the Reinsurer:

Financial Institution: JP Morgan/Chase
	ABA No.:	021-000-021
	Account No.:	910-2711-208
	Account Name:	ACE Capital Re Overseas

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the effective date hereof.

For and on behalf of the Reinsured:		For and on behalf of the Reinsurer:

ACE EUROPEAN MARKETS INSURANCE LIMITED		ACE CAPITAL RE OVERSEAS LTD.

/s/ James C. Hooban		/s/ Rebecca L. Carne
Name:	James C. Hooban	Name:	Rebecca L. Carne
Title:	Managing Director	Title:	Director
Date:	December 15, 2003	Date:

SCHEDULE 1

CALCULATION OF PREMIUM PERCENTAGE

The Premium Percentage is calculated as follows:

(A) Gross Premiums Written (net of cancellations & return premiums)	100.00%

(B) minus Ceding Commission to Reinsured (7.5% x (A))	(7.50)%

(C) equals Net to Reinsurer (or “Premium Percentage”)	92.50%